UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2020

NEUROMETRIX, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4B Gill Street, Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	NURO	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	NUROW
Warrants to Purchase Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The NeuroMetrix, Inc. (the “Company”) Annual Meeting of Stockholders was held in a virtual format on April 28, 2020 (the “Annual Meeting”). Of the Company’s 1,452,224 shares of common stock issued and outstanding and eligible to vote as of the record date of March 2, 2020, a quorum of 959,724 shares, or 66.09% of the eligible shares, was present or represented by proxy. Each of the matters set forth below is described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 16, 2020. The following actions were taken at the Annual Meeting:

(a)
Ratification of the selection of Moody, Famiglietti & Andronico, LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2020. The voting results were 820,259 votes for, 31,278 votes against, and 108,187 votes abstaining, with no broker non-votes.

(b)
Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the 2020 Proxy Statement. The voting results were 106,261 votes for, 71,105 votes against, and 28,924 votes abstaining, with 753,434 broker non-votes.

(c)
Approval, on an advisory basis, of the recommended frequency of holding an advisory vote on the compensation of the Company’s named executive officers every three years. The voting results were 73,378 votes for one year, 14,685 votes for two years, 92,644 votes for three years, and 25,583 votes abstaining, with 753,434 broker non-votes.

The Company will accordingly ask for an advisory vote on compensation of its named executive officers every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: April 28, 2020    By:    /s/ Thomas T. Higgins
Thomas T. Higgins
Senior Vice President, Chief Financial Officer and Treasurer